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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-80364, 333-01851, 33-84064, 333-42773,
333-42767, 333-65939, 333-33804) and in each of the Registration Statements on Form S-8 (File Nos. 33-43788, 33-48610, 33-53802, 33-06191, 333-27907,
333-45558, 333-45562) of Plains Resources Inc. of our report dated March 22, 2001, relating to the consolidated financial statements, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
April 2, 2001